EXHIBIT 10.1
AMENDMENT V
TO
PROPORTIONAL REINSURANCE AGREEMENT
     THIS AMENDMENT V, dated as of February 11, 2008 (the “Amendment”) to the Proportional Reinsurance Agreement (the “Agreement”) dated as of September 29, 1986, as previously amended on October 1, 1988, July 16, 1992, December 21, 1995 and April 20, 2000, between DONEGAL MUTUAL INSURANCE COMPANY, a mutual casualty insurance company organized and existing under the laws of the Commonwealth of Pennsylvania (“Donegal Mutual”) and ATLANTIC STATES INSURANCE COMPANY, a stock casualty insurance company incorporated and existing under the laws of the Commonwealth of Pennsylvania (“Atlantic States”) and all of whose capital stock is owned by Donegal Group Inc., a Delaware corporation (“DGI”).
W I T N E S S E T H:
     WHEREAS, the Coordinating Committee of the Boards of Directors of Donegal Mutual and DGI has determined that the Amendment is fair and equitable to Donegal Mutual and its policyholders and to DGI and its stockholders;
     WHEREAS, a committee comprised solely of independent members of the Board of Directors of Donegal Mutual, with the advice of independent legal counsel, has determined that the Amendment is fair to and in the best interests of Donegal Mutual and its policyholders and recommended that the Board of Directors of Donegal Mutual approve the Amendment;
     WHEREAS, a committee comprised solely of independent members of the Board of Directors of DGI, with the advice of independent legal counsel, has determined that the Amendment is fair to and in the best interests of DGI and its stockholders and recommended that the Board of Directors of DGI cause the Board of Directors of Atlantic States to approve the Amendment;
     WHEREAS, Donegal Mutual’s Board of Directors has received the opinion of Keefe, Bruyette and Woods, Inc., an independent investment banking firm, to the effect that the Amendment is fair to Donegal Mutual and its policyholders from a financial point of view; and
     WHEREAS, the Boards of Directors of Donegal Mutual and Atlantic States believe the Amendment is in the best interests of Donegal Mutual and Atlantic States and have approved the Amendment.

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements contained herein and in the Agreement and intending to be legally bound hereby, covenant and agree as follows:
     1. Amendment of Exhibit I to the Agreement. Exhibit I to the Agreement is hereby amended and restated so that, as amended and restated, said Exhibit to the Agreement shall read in its entirety as follows:
“EXHIBIT I
PROPORTIONAL REINSURANCE AGREEMENT

Corporate Pool Participant	Pool Participation
Donegal Mutual Insurance Company	20%
Atlantic States Insurance Company	80%
     2. Effective Date of the Amendment. The Amendment shall be effective as to the parties at 12:01 a.m., on March 1, 2008.
     3. Ratification of Remainder of the Agreement. Except for the amendment to Exhibit I to the Agreement as set forth in Section 1 of this Amendment, all of the terms and provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the date and year first above written.

[SEAL]	DONEGAL MUTUAL INSURANCE COMPANY

/s/ Sheri O. Smith	By:	/s/ Donald H. Nikolaus
Sheri O. Smith, Secretary		Donald H. Nikolaus, President and Chief Executive Officer

[SEAL]	ATLANTIC STATES INSURANCE COMPANY

/s/ Daniel J. Wagner	By:	/s/ Jeffrey D. Miller
Daniel J. Wagner, Senior Vice President and Treasurer		Jeffrey D. Miller, Senior Vice President and Chief Financial Officer